EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Brad Burke - Investors	Steve Iaco - Media
214.863.3100	212.984.6535
Brad.Burke@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR THIRD-QUARTER 2022
•GAAP EPS Rose 7% to $1.38
•Core EPS Declined 19% to $1.13

Dallas, TX – October 27, 2022 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the third quarter ended September 30, 2022.

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change
	Q3 2022	Q3 2021	USD	LC (1)
Operating Results
Revenue	$7,530	$6,798	10.8%	15.9%
Net revenue (2)	4,623	4,173	10.8%	15.7%
GAAP net income	447	436	2.5%	7.5%
GAAP EPS	1.38	1.28	7.4%	12.7%
Core adjusted net income (3)	365	471	(22.4)%	(17.1)%
Core EBITDA (4)	606	732	(17.3)%	(13.0)%
Core EPS (3)	1.13	1.38	(18.7)%	(13.1)%

Cash Flow Results
Cash flow provided by operations	$754	$973	(22.5)%
Less: Capital expenditures	64	45	41.4%
Free cash flow (5)	$690	$928	(25.7)%

CBRE Press Release
October 27, 2022

“Lower third quarter core earnings-per-share reflected a sharp deterioration in the macro environment, particularly with regard to capital availability for transactions,” said Bob Sulentic, CBRE president and chief executive officer. “Nevertheless, core earnings-per-share was well above any third quarter in our history, except for last year’s especially strong result – even in light of a seven-cent drag in this year’s quarter from foreign currency effects. This underscores the resiliency we’ve built into the business.”

“In contrast with last year’s strong third quarter, the capital markets environment weakened materially after Labor Day, causing both sales and loan originations to fall sharply. Unlike sales and financing, leasing performed very well, led by office. Parts of our business that are more resilient or secularly favored, including occupier outsourcing, valuations, property management, loan servicing, investment management and project management, posted solid results for the quarter.”

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q3 2022	Q3 2021	USD		LC
Revenue	$2,434	$2,412	0.9%		5.0%
Net revenue	2,415	2,402	0.5%		4.5%
Segment operating profit (6)	424	522	(18.8)%		(15.4)%
Segment operating profit on revenue margin (7)	17.4%	21.6%	(4.2	pts)	(4.2	pts)
Segment operating profit on net revenue margin (7)	17.6%	21.7%	(4.2	pts)	(4.1	pts)

Note: all percent changes cited are vs. third-quarter 2021, except where noted.

Property Leasing
•Leasing activity continued to rebound in most global markets with revenue rising 14% (17% local currency).
•The Americas paced the growth with leasing revenue up 19% (same in local currency).
•Significant foreign currency headwinds masked strong growth in overseas markets. Combined EMEA/APAC leasing revenue was flat in U.S. dollars but rose 13% in local currency. Growth was notably strong in Continental Europe.
•Global leasing revenue rose across all major property types, led by office.

Capital Markets
•A constrained capital environment and difficult comparisons with third-quarter 2021 caused global sales revenue to fall 11% (7% local currency).
•Investment activity remained strong in international markets. Combined EMEA/APAC sales revenue rose 3% (17% in local currency), with continued strength in Continental Europe and the United Kingdom.
•In the Americas, sales revenue fell 16% (same local currency), with a notable decline in activity in September following relatively flat performance in July and August.
•Global sales revenue declined across all major property types, except retail.
•Most debt capital sources significantly curtailed their lending as the quarter progressed. As a result, global mortgage origination revenue slumped 28% (same local currency).

CBRE Press Release
October 27, 2022

Other Advisory Business Lines
•Loan servicing revenue slipped 1% (flat local currency). The servicing portfolio edged up 1% from second-quarter 2022 to approximately $350 billion.
•Property management net revenue rose 4% (10% local currency).
•Valuation revenue was flat (up 7% local currency).

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q3 2022	Q3 2021	USD		LC
Revenue	$4,844	$4,167	16.2%		21.7%
Net revenue	1,956	1,552	26.1%		31.7%
Segment operating profit	219	187	17.1%		23.5%
Segment operating profit on revenue margin	4.5%	4.5%	—	pts	0.1	pts
Segment operating profit on net revenue margin	11.2%	12.1%	(0.9	pts)	(0.8	pts)

Note: all percent changes cited are vs. third-quarter 2021, except where noted.

•GWS revenue rose 8% (14% local currency), excluding $325 million of Turner & Townsend (60% interest acquired on November 1, 2021) revenue.
•Net revenue increased 8% (13% local currency), excluding $284 million from Turner & Townsend.
•Project management net revenue growth was particularly strong even before the Turner & Townsend contributions, driven by office space redesigns and fit outs.
•Facilities management achieved strong net revenue growth, supported by significant expansion work for existing clients, notably in the technology sector.
•The GWS new business pipeline rose significantly from second-quarter 2022, with a diversified mix of prospects in the energy, financial and professional services, industrial and technology sectors.
•Excluding contributions from Turner & Townsend, GWS segment operating profit was up 5% in local currency but decreased 2% in U.S. dollars.

CBRE Press Release
October 27, 2022

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q3 2022	Q3 2021	USD	LC
Revenue	$258	$224	15.1%	25.8%
Segment operating profit	59	147	(59.5)%	(57.4)%

Note: all percent changes cited are vs. third-quarter 2021, except where noted.

Real Estate Development
•Operating profit(8) fell by approximately $82 million compared with an especially strong third quarter of 2021. Most of the decline was anticipated due to asset sales being predominantly weighted to this year’s first half versus weighted to last year’s second half. In addition, the timing of some expected third-quarter asset sales slipped to 2023. For the first nine months of 2022, development operating profit was up $110 million from the prior-year period.
•The in-process portfolio ended the quarter at $19.5 billion, up $0.2 billion from second quarter 2022.
•The development pipeline increased $2.0 billion from second-quarter 2022 to $13.5 billion, a record level.
•Industrial and multifamily assets continued to comprise two-thirds of the in-process portfolio.

Investment Management
•Revenue rose 9% (19% local currency) to $147 million.
•Growth was driven by higher asset management fee revenue, up 9% (19% local currency), and incentive fees, up 23% (40% local currency).
•Operating profit decreased 12% (4% local currency) to $43.6 million, due to lower co-investment gains.
•Assets Under Management (AUM) decreased by $3.0 billion from second-quarter 2022 to $143.9 billion, largely driven by adverse currency movement. In local currency, AUM increased by $2.2 billion.
Corporate and Other Segment

•Non-core operating profit increased by $177.5 million(9), primarily due to an increase in fair-value adjustments on the company’s investment interest in Altus Power, Inc. (NYSE:AMPS). An increase in the share price during the quarter drove the higher valuation of our equity holdings in Altus Power. The company also converted its warrant position into common shares in the quarter after Altus Power issued a redemption notice for the warrants.
•Corporate overhead expenses decreased by roughly $26.5 million (21.5)%, driven by lower stock compensation and bonus expense to align with the company’s expected full-year operating performance.

CBRE Press Release
October 27, 2022

Capital Allocation Overview
•Free Cash Flow – During the third quarter of 2022, the company’s free cash flow was $689.6 million. This reflected cash from operating activities of $753.9 million, less total capital expenditures of $64.3 million. Net capital expenditures totaled $59.4 million.(10)
•Stock Repurchase Program – The company repurchased approximately 5.1 million shares for $408.3 million ($80.14 average price per share) during the third quarter of 2022. During the nine months ended September 30, 2022, repurchases totaled approximately 16.8 million shares for nearly $1.4 billion ($84.03 average price per share). There was $2.6 billion of capacity remaining under the company’s authorized stock repurchase program as of September 30, 2022.
•Acquisitions and Investments – During the third quarter of 2022, CBRE completed three in-fill acquisitions for a total of $19.2 million in cash and deferred consideration. In addition, during the third quarter of 2022, the company made a $100 million investment in VTS, a Proptech company that helps leasing agents better serve property owners and enables property managers to create more engaging experiences for building tenants.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(11) to trailing twelve-month core EBITDA) was 0.21x as of September 30, 2022, which is substantially below the company's primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
September 30, 2022
Total debt	$1,798
Less: Cash (12)	1,125
Net debt (11)	$673

Divided by: Trailing twelve-month Core EBITDA	$3,212

Net leverage ratio	0.21x

•Liquidity – As of September 30, 2022, the company had approximately $4.5 billion of total liquidity, consisting of approximately $1.1 billion in cash, plus the ability to borrow an aggregate of approximately $3.3 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
October 27, 2022

Conference Call Details
The company’s third quarter earnings webcast and conference call will be held today, Thursday, October 27, 2022 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on October 27, 2022. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13733050#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2021 revenue). The company has more than 105,000 employees (excluding Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events or the outbreak of war, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; disruptions to business, market and operational conditions related to the Covid-19 pandemic and the impact of government rules and regulations intended to mitigate the effects of this pandemic, including, without limitation, rules and regulations that impact us as a loan originator and servicer for U.S. Government Sponsored Enterprises (GSEs); our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect

CBRE Press Release
October 27, 2022

of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to certain conflicts and the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as data privacy and protection regulations, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EPS,” “business line operating profit,” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “core EBITDA,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

CBRE Press Release
October 27, 2022

(1)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(2)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(3)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, asset impairments, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments). Note: Core adjusted EPS has been renamed core EPS for simplicity.
(4)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Free cash flow is calculated as cash flow from operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(6)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. The above definition was changed in the fourth quarter of 2021 to include non-controlling interest given the acquisition of Turner & Townsend. Prior period results have been recast to conform to this definition.
(7)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(8)Represents line of business profitability/losses, as adjusted.
(9)Represents difference between net fair value adjustments, pre-tax, recorded on strategic non-core investments of $182.0 million during the three months ended September 30, 2022, as compared to $4.5 million during the three months ended September 30, 2021.
(10)For the three months ended September 30, 2022, the company incurred capital expenditures of $64.3 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $4.9 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(11)Net debt is calculated as cash and cash equivalents less total debt (excluding non-recourse debt).
(12)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
October 27, 2022

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Net revenue	$4,622,836	$4,172,973	13,801,424	11,443,648
Pass through costs also recognized as revenue	2,906,710	2,625,354	8,832,333	7,752,171
Total revenue	7,529,546	6,798,327	22,633,757	19,195,819

Costs and expenses:
Cost of revenue	5,934,490	5,258,947	17,740,668	14,995,252
Operating, administrative and other	1,080,316	1,025,681	3,335,131	2,811,224
Depreciation and amortization	142,136	122,564	453,527	363,727
Asset impairments	—	—	36,756	—
Total costs and expenses	7,156,942	6,407,192	21,566,082	18,170,203

Gain on disposition of real estate	1,746	18,530	200,564	19,615

Operating income	374,350	409,665	1,268,239	1,045,231

Equity income from unconsolidated subsidiaries	233,972	163,809	396,011	459,535
Other income (loss)	7,844	7,693	(13,529)	22,470
Interest expense, net of interest income	19,957	11,038	51,301	34,916
Write-off of financing costs on extinguished debt	1,862	—	1,862	—
Income before provision for income taxes	594,347	570,129	1,597,558	1,492,320
Provision for income taxes	142,667	133,507	259,691	343,279
Net income	451,680	436,622	1,337,867	1,149,041
Less: Net income attributable to non-controlling interests	5,041	879	11,609	4,459
Net income attributable to CBRE Group, Inc.	$446,639	$435,743	$1,326,258	$1,144,582

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.40	$1.30	$4.07	$3.41
Weighted average shares outstanding for basic income per share	319,827,769	335,364,942	325,705,500	335,621,337

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.38	$1.28	$4.01	$3.37
Weighted average shares outstanding for diluted income per share	324,742,584	340,337,159	330,558,314	339,805,292

Core EBITDA	$605,839	$732,437	$2,256,494	$1,908,006

CBRE Press Release
October 27, 2022

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended September 30, 2022

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,414,634	$1,956,196	$257,738	$(5,732)	$4,622,836	$—	$4,622,836
Pass through costs also recognized as revenue	19,167	2,887,543	—	—	2,906,710	—	2,906,710
Total revenue	2,433,801	4,843,739	257,738	(5,732)	7,529,546	—	7,529,546

Costs and expenses:
Cost of revenue	1,501,276	4,360,311	57,967	14,936	5,934,490	—	5,934,490
Operating, administrative and other	516,270	281,783	194,480	87,756	1,080,289	27	1,080,316
Depreciation and amortization	72,867	57,105	3,911	8,253	142,136	—	142,136
Asset impairments	—	—	—	—	—	—	—
Total costs and expenses	2,090,413	4,699,199	256,358	110,945	7,156,915	27	7,156,942

Gain on disposition of real estate	21	—	1,725	—	1,746	—	1,746

Operating income (loss)	343,409	144,540	3,105	(116,677)	374,377	(27)	374,350

Equity income from unconsolidated subsidiaries	3,514	645	50,300	(1)	54,458	179,514	233,972
Other income (loss)	511	2,690	(493)	2,604	5,312	2,532	7,844
Add-back: Depreciation and amortization	72,867	57,105	3,911	8,253	142,136	—	142,136
Add-back: Asset impairments	—	—	—	—	—	—	—
Adjustments:
Integration and other costs related to acquisitions	—	7,716	—	—	7,716	—	7,716
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(6,161)	—	(6,161)	—	(6,161)
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(1,300)	—	(1,300)	—	(1,300)
Costs incurred related to legal entity restructuring	—	—	—	893	893	—	893
Costs associated with efficiency and cost-reduction initiatives	3,501	6,710	617	8,101	18,929	—	18,929
Provision associated with Telford’s fire safety remediation efforts	—	—	9,479	—	9,479	—	9,479
Total segment operating profit (loss)	$423,802	$219,406	$59,458	$(96,827)		$182,019	$787,858

Core EBITDA					$605,839

_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
October 27, 2022

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended September 30, 2021

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,402,141	$1,551,795	$223,832	$(4,795)	$4,172,973	$—	$4,172,973
Pass through costs also recognized as revenue	10,006	2,615,348	—	—	2,625,354	—	2,625,354
Total revenue	2,412,147	4,167,143	223,832	(4,795)	6,798,327	—	6,798,327

Costs and expenses:
Cost of revenue	1,433,315	3,788,156	40,224	(2,748)	5,258,947	—	5,258,947
Operating, administrative and other	466,189	209,232	229,303	120,957	1,025,681	—	1,025,681
Depreciation and amortization	76,249	34,580	4,617	7,118	122,564	—	122,564
Total costs and expenses	1,975,753	4,031,968	274,144	125,327	6,407,192	—	6,407,192

Gain on disposition of real estate	—	—	18,530	—	18,530	—	18,530

Operating income (loss)	436,394	135,175	(31,782)	(130,122)	409,665	—	409,665

Equity income (loss) from unconsolidated subsidiaries	19,567	749	156,479	—	176,795	(12,986)	163,809
Other (loss) income	(10,531)	617	447	(337)	(9,804)	17,497	7,693
Add-back: Depreciation and amortization	76,249	34,580	4,617	7,118	122,564	—	122,564
Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	47	—	47	—	47
Integration and other costs related to acquisitions	—	16,211	—	—	16,211	—	16,211
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	16,959	—	16,959	—	16,959
Total segment operating profit (loss) (2)	$521,679	$187,332	$146,767	$(123,341)		$4,511	$736,948

Core EBITDA					$732,437
_______________
(1)Includes elimination of inter-segment revenue.
(2)In conjunction with the acquisition of 60% interest in Turner & Townsend in the fourth quarter of 2021, we modified our definition of adjusted EBITDA and SOP to be inclusive of net income attributable to non-controlling interests and have recast prior periods to conform to this definition.

CBRE Press Release
October 27, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$1,125,011	$2,430,951
Restricted cash	98,040	108,830
Receivables, net	4,936,146	5,150,473
Warehouse receivables (1)	1,190,964	1,303,717
Contract assets	504,825	474,375
Income taxes receivable	65,560	77,254
Property and equipment, net	768,445	816,092
Operating lease assets	992,831	1,046,377
Goodwill and other intangibles, net	6,807,106	7,404,602
Investments in unconsolidated subsidiaries	1,461,287	1,196,088
Other assets, net	2,265,115	2,064,732

Total assets	$20,215,330	$22,073,491

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$6,061,207	$6,876,327
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,176,514	1,277,451
Revolving credit facility	283,000	—
Senior term loans, net	391,746	454,539
4.875% senior notes, net	596,198	595,463
2.500% senior notes, net	488,985	488,121
Other debt	38,411	32,668
Operating lease liabilities	1,262,336	1,348,985
Other long-term liabilities	1,277,289	1,640,820

Total liabilities	11,575,686	12,714,374

Equity:
CBRE Group, Inc. stockholders' equity	7,935,827	8,528,193
Non-controlling interests	703,817	830,924

Total equity	8,639,644	9,359,117

Total liabilities and equity	$20,215,330	$22,073,491

_______________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
October 27, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,337,867	$1,149,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	453,527	363,727
Amortization of financing costs	6,537	5,080
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(132,938)	(198,131)
Asset impairments	36,756	—
Net realized and unrealized losses (gains), primarily from investments	29,046	(26,898)
Provision for doubtful accounts	11,501	24,489
Net compensation expense for equity awards	123,812	133,308
Equity income from unconsolidated subsidiaries	(396,011)	(459,535)
Distribution of earnings from unconsolidated subsidiaries	369,511	382,831
Proceeds from sale of mortgage loans	10,696,971	12,767,544
Origination of mortgage loans	(10,559,591)	(12,712,118)
Decrease in warehouse lines of credit	(100,937)	(192)
Tenant concessions received	9,140	18,645
Purchase of equity securities	(15,779)	(5,281)
Proceeds from sale of equity securities	27,387	6,856
Decrease (increase) in real estate under development	59,116	(123,580)
Increase in receivables, prepaid expenses and other assets (including contract and lease assets)	(375,359)	(255,161)
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(132,424)	(107,756)
(Decrease) increase in compensation and employee benefits payable and accrued bonus and profit sharing	(375,180)	176,413
(Increase) decrease in net income taxes receivable/payable	(129,514)	42,100
Other operating activities, net	(128,629)	18,739
Net cash provided by operating activities	814,809	1,200,121

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(160,996)	(121,409)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(60,131)	(71,373)
Contributions to unconsolidated subsidiaries	(322,127)	(400,967)
Investment in VTS	(100,432)	—
Distributions from unconsolidated subsidiaries	46,720	63,776
Other investing activities, net	(6,783)	(25,433)
Net cash used in investing activities	(603,749)	(555,406)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from revolving credit facility	283,000	—
Proceeds from notes payable on real estate	25,904	71,157
Repayment of notes payable on real estate	(22,514)	(13,944)
Proceeds from issuance of 2.500% senior notes	—	492,255
Repurchase of common stock	(1,404,394)	(188,285)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(31,525)	(3,421)
Units repurchased for payment of taxes on equity awards	(35,162)	(36,747)
Non-controlling interest contributions	1,293	652
Non-controlling interest distributions	(740)	(4,026)
Other financing activities, net	(28,583)	(42,767)
Net cash (used in) provided by financing activities	(1,212,721)	274,874
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(315,069)	(82,714)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(1,316,730)	836,875
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,539,781	2,039,247
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,223,051	$2,876,122

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$68,878	$29,131
Income tax payments, net	$507,557	$220,955

CBRE Press Release
October 27, 2022

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
October 27, 2022

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and VC investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$446,639	$435,743	$1,326,258	$1,144,582

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	39,462	17,323	120,679	52,991
Integration and other costs related to acquisitions	7,716	16,211	24,046	24,345
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(6,161)	16,959	9,200	33,963
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,300)	47	(4,447)	772
Costs incurred related to legal entity restructuring	893	—	12,814	—
Asset impairments	—	—	36,756	—
Write-off of financing costs on extinguished debt	1,862	—	1,862	—
Net fair value adjustments on strategic non-core investments	(182,019)	(4,511)	7,964	(42,037)
Impact of adjustments on non-controlling interest	(8,208)	—	(25,497)	—
Costs associated with efficiency and cost-reduction initiatives	18,929	—	18,929	—
Provision associated with Telford’s fire safety remediation efforts	9,479	—	46,984	—
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	38,061	(10,982)	(136,836)	(14,232)

Core net income attributable to CBRE Group, Inc., as adjusted	$365,353	$470,790	$1,438,712	$1,200,384

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.13	$1.38	$4.35	$3.53

Weighted average shares outstanding for diluted income per share	324,742,584	340,337,159	330,558,314	339,805,292

CBRE Press Release
October 27, 2022

Core EBITDA is calculated as follows (in thousands, totals may not add due to rounding):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$446,639	$435,743	$1,326,258	$1,144,582
Net income attributable to non-controlling interests	5,041	879	11,609	4,459
Net income	451,680	436,622	1,337,867	1,149,041

Add:
Depreciation and amortization	142,136	122,564	453,527	363,727
Asset impairments	—	—	36,756	—
Interest expense, net of interest income	19,957	11,038	51,301	34,916
Write-off of financing costs on extinguished debt	1,862	—	1,862	—
Provision for income taxes	142,667	133,507	259,691	343,279
Integration and other costs related to acquisitions	7,716	16,211	24,046	24,345
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(6,161)	16,959	9,200	33,963
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,300)	47	(4,447)	772
Costs incurred related to legal entity restructuring	893	—	12,814	—
Costs associated with efficiency and cost-reduction initiatives	18,929	—	18,929	—
Provision associated with Telford’s fire safety remediation efforts	9,479	—	46,984	—
Less: Net fair value adjustments on strategic non-core investments	182,019	4,511	(7,964)	42,037

Core EBITDA	$605,839	$732,437	$2,256,494	$1,908,006

Core EBITDA for the trailing twelve months ended September 30, 2022 is calculated as follows (in thousands):

Trailing Twelve Months Ended September 30, 2022

Net income attributable to CBRE Group, Inc.	$2,018,250
Net income attributable to non-controlling interests	12,491
Net income	2,030,741

Add:
Depreciation and amortization	615,671
Asset impairments	36,756
Interest expense, net of interest income	66,737
Write-off of financing costs on extinguished debt	1,862
Provision for income taxes	483,918
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(10,944)
Costs incurred related to legal entity restructuring	12,814
Integration and other costs related to acquisitions	44,253
Carried interest incentive compensation expense to align with the timing of associated revenue	25,178
Costs associated with efficiency and cost-reduction initiatives	18,929
Provision associated with Telford’s fire safety remediation efforts	46,984
Less: Net fair value adjustments on strategic non-core investments	160,759

Core EBITDA	$3,212,140

CBRE Press Release
October 27, 2022

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended September 30,
	2022	2021
Property Management Revenue
Revenue	$458,292	$432,658
Less: Pass through costs also recognized as revenue	19,167	10,006
Net revenue	$439,125	$422,652

	Three Months Ended September 30, 2022
	GWS (excluding Turner & Townsend)	Turner & Townsend	Total GWS
GWS Revenue
Revenue	$4,518,559	$325,180	$4,843,739
Less: Pass through costs also recognized as revenue	2,846,195	41,348	2,887,543
Net revenue	$1,672,364	$283,832	$1,956,196

Three Months Ended September 30, 2021
GWS Revenue (1)
Revenue	$4,167,143
Less: Pass through costs also recognized as revenue	2,615,348
Net revenue	$1,551,795
_______________
(1)No comparable activity for Turner & Townsend presented due to acquisition having occurred on November 1, 2021.
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
Real Estate Investments	2022	2021	2022	2021
Investment management operating profit	$43,578	$49,516	$163,310	$165,019
Global real estate development operating profit	17,381	99,614	339,329	229,253
Hana and/or segment overhead related loss	(1,501)	(2,362)	(1,611)	(30,395)
Real estate investments segment operating profit	$59,458	$146,768	$501,028	$363,877